Filed Pursuant to Rule 433
                                                         File No.: 333-132249-14


     The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

     The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                         THE SERIES 2007-2 CERTIFICATES


                 Initial Class
                   Balance or
Class or           Component       Pass-Through                                                  Minimum        Incremental
Component          Balance(1)          Rate         Principal Types     Interest Types       Denomination(2)   Denomination(2)
----------       --------------    ------------    -----------------    -------------------  ---------------   ---------------
     Offered
   Certificates

Class A-1           $40,001,000           (5)      Senior,              Floating Rate               $1,000           $1
                                                   Pass-Through
Class A-2                   (6)           (7)      Senior, Notional     Inverse Floating        $1,000,000           $1
                                                   Amount               Rate, Interest Only
Class A-3           $37,306,000        6.000%      Super Senior,        Fixed Rate                  $1,000           $1
                                                   Lockout
Class A-4              $480,000        6.000%      Super Senior         Fixed Rate                  $1,000           $1
                                                   Support, Lockout
Class A-5           $69,246,000        5.500%      Super Senior,        Fixed Rate                  $1,000           $1
                                                   Planned
                                                   Amortization
Class A-6           $20,000,000        5.750%      Super Senior,        Fixed Rate                  $1,000           $1
                                                   Planned
                                                   Amortization
Class A-7           $49,528,000        5.500%      Super Senior,        Fixed Rate                  $1,000           $1
                                                   Planned
                                                   Amortization
Class A-8                   (6)        6.000%      Senior, Notional     Fixed Rate,             $1,000,000           $1
                                                   Amount               Interest Only
Class A-9                   (8)        6.000%      Super Senior         Fixed Rate                  $1,000           $1
                                                   Support, Planned
                                                   Amortization,
                                                   Component
Class A-10           $9,812,500        5.850%      Senior, Planned      Fixed Rate                  $1,000           $1
                                                   Amortization
Class A-11           $9,812,500        6.150%      Super Senior,        Fixed Rate                  $1,000           $1
                                                   Planned
                                                   Amortization
Class A-12           $6,413,000        6.000%      Senior, Planned      Fixed Rate                  $1,000           $1
                                                   Amortization
Class A-13         $122,484,000        6.000%      Senior, Accretion    Fixed Rate                  $1,000           $1
                                                   Directed, Targeted
                                                   Amortization
Class A-14           $1,550,000        6.000%      Senior, Companion    Accrual, Fixed Rate         $1,000           $1
Class A-R                  $100      6.10197%      Senior, Sequential   Fixed Rate                    $100          N/A
                                                   Pay
Class 30-IO                 (6)        6.000%      Senior, Notional     Fixed Rate,             $1,000,000           $1
                                                   Amount               Interest Only
Class 30-PO          $7,435,148           (9)      Senior, Ratio Strip  Principal Only             $25,000           $1
Class M-1            $4,839,000      6.10197%      Subordinate          Fixed Rate                 $25,000           $1
Class M-2            $4,839,000      6.10197%      Subordinate          Fixed Rate                 $25,000           $1
Class B-1            $3,787,000      6.10197%      Subordinate          Fixed Rate                 $25,000           $1
Class B-2            $1,683,000      6.10197%      Subordinate          Fixed Rate                 $25,000           $1
Class B-3            $1,262,000      6.10197%      Subordinate          Fixed Rate                 $25,000           $1

    Components

Class A-9-1         $12,220,000          N/A       Super Senior                N/A                   N/A            N/A
                                                   Support, Planned
                                                   Amortization
Class A-9-2          $1,053,000          N/A       Super Senior                N/A                   N/A            N/A
                                                   Support, Planned
                                                   Amortization
Class A-9-3         $12,383,000          N/A       Super Senior                N/A                   N/A            N/A
                                                   Support, Planned
                                                   Amortization
   Non-Offered
   Certificates
Class B-4            $1,894,000      6.10197%      Subordinate          Fixed Rate                   N/A            N/A
Class B-5            $1,472,000      6.10197%      Subordinate          Fixed Rate                   N/A            N/A
Class B-6            $1,263,003      6.10197%      Subordinate          Fixed Rate                   N/A            N/A



                                                          Initial Rating of
                               Final Scheduled             Certificates(4)
Class or         Certificate     Distribution        ----------------------------
Component           Form            Date(3)          Fitch       S&P      Moody's
----------       -----------   ----------------      -----       ---      -------
     Offered
   Certificates

Class A-1        Book-Entry       May 25, 2037        AAA        AAA        None
Class A-2        Book-Entry       May 25, 2037        AAA        AAA        None
Class A-3        Book-Entry       May 25, 2037        AAA        AAA        Aaa
Class A-4        Book-Entry       May 25, 2037        AAA        AAA        None
Class A-5        Book-Entry       May 25, 2037        AAA        AAA        Aaa
Class A-6        Book-Entry       May 25, 2037        AAA        AAA        Aaa
Class A-7        Book-Entry       May 25, 2037        AAA        AAA        Aaa
Class A-8        Book-Entry       May 25, 2037        AAA        AAA        None
Class A-9        Book-Entry       May 25, 2037        AAA        AAA        None
Class A-10       Book-Entry       May 25, 2037        AAA        AAA        None
Class A-11       Book-Entry       May 25, 2037        AAA        AAA        Aaa
Class A-12       Book-Entry       May 25, 2037        AAA        AAA        None
Class A-13       Book-Entry       May 25, 2037        AAA        AAA        None
Class A-14       Book-Entry       May 25, 2037        AAA        AAA        None
Class A-R        Definitive       May 25, 2037        AAA        AAA        None
Class 30-IO      Book-Entry       May 25, 2037        AAA        AAA        None
Class 30-PO      Book-Entry       May 25, 2037        AAA        AAA        None
Class M-1        Book-Entry       May 25, 2037        AA+         AA         Aa2
Class M-2        Book-Entry       May 25, 2037         AA        AA-        None
Class B-1        Book-Entry       May 25, 2037         A          A-        None
Class B-2        Book-Entry       May 25, 2037        BBB+       BBB        None
Class B-3        Book-Entry       May 25, 2037        BBB        None       None

    Components

Class A-9-1         N/A               N/A             N/A        N/A        N/A
Class A-9-2         N/A               N/A             N/A        N/A        N/A
Class A-9-3         N/A               N/A             N/A        N/A        N/A


   Non-Offered
   Certificates

Class B-4           N/A           May 25, 2037         BB        None      None
Class B-5           N/A           May 25, 2037         B         None      None
Class B-6           N/A           May 25, 2037        None       None      None




(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%.

(2) Denominations for interest only certificates are expressed in notional amount.

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4) The offered certificates will not be issued unless they receive at least the ratings set forth in this table.

(5) During the initial interest accrual period, interest will accrue on the Class A-1 Certificates at the rate of 5.670% per annum. During each interest accrual period after the initial, interest will accrue on the Class A-1 Certificates at a per annum rate equal to (i) 0.350% plus
     (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.350% and a maximum rate of 7.000%.

(6) The Class A-2, Class A-8 and Class 30-IO Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts (initially approximately $40,001,000, $10,731,166 and $15,323,168, respectively).

(7) During the initial interest accrual period, interest will accrue on the Class A-2 Certificates at the rate of 1.330% per annum. During each interest accrual period after the initial, interest will accrue on the Class A-2 Certificates at a per annum rate equal to (i) 6.650% minus
     (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 6.650%.

(8) The Class A-9 Certificates will be deemed for purposes of distributions of principal to consist of three components: the Class A-9-1, Class A-9-2 and Class A-9-3 Components. The components of a class are not severable. The initial class balance of the Class A-9 Certificates will be approximately $25,656,000.

(9) The Class 30-PO Certificates are principal only certificates and will not be entitled to distributions of interest.

     Senior Principal Distribution Amount

     I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be allocated sequentially, as follows:

     first, to the Class A-13 Certificates up to the TAC Principal Amount for such Distribution Date; and

     second, to Class A-14 Certificates, until their Class Balance has been reduced to zero.

     II. On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for that Distribution Date and (b) the product of (1) the Pool Distribution Amount remaining after payment of funds due to the Trustee and distributions of interest on the Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount, as principal, sequentially, as follows:

     first, to the Class A-R Certificate, until its Class Balance has been reduced to zero; and

     second, concurrently, as follows:

          (a) approximately 10.1968191818% to the Class A-1 Certificates, until their Class Balance has been reduced to zero; and

          (b) approximately 89.8031808182%, sequentially as follows:

               (i) concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

               (ii) sequentially, up to the PAC Principal Amount for such Distribution Date, as follows:

                    (A) concurrently, as follows:

                          (1) approximately 12.8036246427% to the Class A-6 Certificates and the Class A-9-2 Component, pro rata, until their Class Balance or Component Balance has been reduced to zero; and

                          (2) approximately 87.1963753573%, sequentially as follows:

                               (aa) concurrently, to the Class A-5 Certificates and the Class A-9-1 Component, pro rata, until their Class Balance or Component Balance has been reduced to zero; and

                               (bb) concurrently, to the Class A-7 Certificates and the Class A-9-3 Component, pro rata, until their Class Balance or Component Balance has been reduced to zero;

                    (B) concurrently, to the Class A-10 and Class A-11 Certificates, pro rata, until their Class Balances have been reduced to zero; and

                    (C) to the Class A-12 Certificates until their Class Balance has been reduced to zero;

               (iii) to the Class A-13 Certificates, up to the TAC Principal Amount for such Distribution Date, until their Class Balance has been reduced to zero;

               (iv) to the Class A-14 Certificates until their Class Balance has been reduced to zero;

               (v) to the Class A-13 Certificates until their Class Balance has been reduced to zero;

               (vi) concurrently, as follows:

                    (A) approximately 12.8036246427% to the Class A-6 Certificates and the Class A-9-2 Component, pro rata, until their Class Balance or Component Balance has been reduced to zero; and

                    (B) approximately 87.1963753573%, sequentially as follows:

                          (1) concurrently, to the Class A-5 Certificates and the Class A-9-1 Component, pro rata, until their Class Balance or Component Balance has been reduced to zero; and

                          (2) concurrently, to the Class A-7 Certificates and the Class A-9-3 Component, pro rata, until their Class Balance or Component Balance has been reduced to zero;

               (vii) concurrently, to the Class A-10 and Class A-11 Certificates, pro rata, until their Class Balances have been reduced to zero;

               (viii) to the Class A-12 Certificates until their Class Balance has been reduced to zero; and

               (ix) concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their Class Balances have been reduced to zero.

     The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates will be distributed concurrently, as principal to such classes or, in the case of the Class A-9 Certificates, the Components, pro rata, based on their Class Balances or Component Balances.

     Priority Amount

     The "Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate Class Balance of the Class A-3 and Class A-4 Certificates and (ii) the product of (a) the Non-PO Principal Amount, (b) the Shift Percentage and (c) the Priority Percentage.

     The "Priority Percentage" for any Distribution Date will equal (i) the aggregate Class Balance of the Class A-3 and Class A-4 Certificates divided by
(ii) the Pool Principal Balance (Non-PO Portion).

     The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                                  Shift Percentage
----------------------------------------------------------      ----------------
May 2007 through April 2012...............................             0%
May 2012 through April 2013...............................            30%
May 2013 through April 2014...............................            40%
May 2014 through April 2015...............................            60%
May 2015 through April 2016...............................            80%
May 2016 and thereafter...................................            100%




      PAC Principal Amount and TAC Principal Amount

    As used above, the "PAC Principal Amount" for any Distribution Date and the Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates (the "PAC Certificates" or the "PAC Group") means the amount, if any, that would reduce the aggregate Class Balance of the PAC Group to the applicable balance shown in the related table set forth below for that Distribution Date.

    As used above, the "TAC Principal Amount" for any Distribution Date and for the Class A-13 Certificates (the "TAC Certificates") means the amount, if any, that would reduce the Class Balance of the TAC Certificates to the applicable balance shown in the related table set forth below for that Distribution Date.


                         Planned Balance Schedules and
Distribution Date          Targeted Balance Schedules
-----------------          --------------------------
                         PAC Group       TAC Certificates
                       --------------    ----------------
Initial Balance        190,468,000.00      122,484,000.00
May 25, 2007           190,019,554.18      122,241,924.16
June 25, 2007          189,492,206.17      121,890,377.32
July 25, 2007          188,886,186.04      121,429,417.02
August 25, 2007        188,201,684.54      120,859,335.62
September 25, 2007     187,438,942.94      120,180,661.94
October 25, 2007       186,598,252.93      119,394,162.32
November 25, 2007      185,679,956.57      118,500,840.94
December 25, 2007      184,684,446.17      117,501,939.44
January 25, 2008       183,612,164.04      116,398,935.99
February 25, 2008      182,463,602.27      115,193,543.59
March 25, 2008         181,239,302.43      113,887,707.69
April 25, 2008         179,939,855.19      112,483,603.14
May 25, 2008           178,565,899.91      110,983,630.44
June 25, 2008          177,118,124.20      109,390,411.35
July 25, 2008          175,597,263.37      107,706,783.75
August 25, 2008        174,004,099.89      105,935,795.89
September 25, 2008     172,339,462.71      104,080,700.01
October 25, 2008       170,604,226.67      102,144,945.20
November 25, 2008      168,799,311.70      100,132,169.76
December 25, 2008      166,925,682.08       98,046,192.95
January 25, 2009       164,984,426.99       95,891,116.17
February 25, 2009      162,976,595.46       93,671,086.34
March 25, 2009         160,903,278.20       91,390,403.01
April 25, 2009         158,765,606.67       89,053,507.84
May 25, 2009           156,564,935.50       86,665,217.65
June 25, 2009          154,302,471.32       84,230,209.70
July 25, 2009          151,979,458.24       81,753,269.25
August 25, 2009        149,597,634.52       79,239,881.21
September 25, 2009     147,168,500.41       76,708,394.05
October 25, 2009       144,753,718.09       74,242,534.83
November 25, 2009      142,355,137.97       71,843,676.26
December 25, 2009      139,972,655.82       69,510,526.09
January 25, 2010       137,606,168.09       67,241,814.68
February 25, 2010      135,255,571.91       65,036,294.58
March 25, 2010         132,920,765.06       62,892,740.23
April 25, 2010         130,601,646.01       60,809,947.51
May 25, 2010           128,298,113.89       58,786,733.39
June 25, 2010          126,010,068.50       56,821,935.62
July 25, 2010          123,737,410.28       54,914,412.33
August 25, 2010        121,480,040.31       53,063,041.73
September 25, 2010     119,237,860.36       51,266,721.73
October 25, 2010       117,010,772.80       49,524,369.61
November 25, 2010      114,798,680.67       47,834,921.73
December 25, 2010      112,601,487.61       46,197,333.18
January 25, 2011       110,419,097.94       44,610,577.43
February 25, 2011      108,251,416.56       43,073,646.10
March 25, 2011         106,098,349.02       41,585,548.58
April 25, 2011         103,959,801.48       40,145,311.75
May 25, 2011           101,835,680.71       38,751,979.72
June 25, 2011           99,725,894.11       37,404,613.46
July 25, 2011           97,630,349.66       36,102,290.61
August 25, 2011         95,548,955.97       34,844,105.10
September 25, 2011      93,481,622.22       33,629,166.97
October 25, 2011        91,428,258.23       32,456,601.98
November 25, 2011       89,388,774.35       31,325,551.50
December 25, 2011       87,363,081.58       30,235,172.07
January 25, 2012        85,351,091.45       29,184,635.29
February 25, 2012       83,352,716.12       28,173,127.47
March 25, 2012          81,367,868.28       27,199,849.42
April 25, 2012          79,396,461.23       26,264,016.19
May 25, 2012            77,559,596.95       25,530,261.43
June 25, 2012           75,735,740.87       24,831,084.36
July 25, 2012           73,924,808.20       24,165,747.92
August 25, 2012         72,126,714.73       23,533,528.28
September 25, 2012      70,341,376.79       22,933,714.67
October 25, 2012        68,568,711.26       22,365,609.13
November 25, 2012       66,808,635.57       21,828,526.28
December 25, 2012       65,061,067.69       21,321,793.15
January 25, 2013        63,325,926.13       20,844,748.90
February 25, 2013       61,603,129.94       20,396,744.68
March 25, 2013          59,892,598.69       19,977,143.38
April 25, 2013          58,194,252.50       19,585,319.43
May 25, 2013            56,547,540.95       19,270,834.80
June 25, 2013           54,912,654.37       18,981,987.87
July 25, 2013           53,289,514.93       18,718,195.76
August 25, 2013         51,678,045.34       18,478,886.28
September 25, 2013      50,078,168.80       18,263,497.79
October 25, 2013        48,489,809.02       18,071,478.98
November 25, 2013       46,912,890.23       17,902,288.70
December 25, 2013       45,348,145.97       17,754,586.97
January 25, 2014        43,820,359.41       17,602,994.50
February 25, 2014       42,328,748.37       17,447,707.50
March 25, 2014          40,872,546.59       17,288,916.20
April 25, 2014          39,451,003.32       17,126,805.16
May 25, 2014            38,252,411.59       16,937,475.31
June 25, 2014           37,083,068.04       16,746,193.87
July 25, 2014           35,942,326.78       16,553,106.34
August 25, 2014         34,829,555.45       16,358,353.42
September 25, 2014      33,744,134.98       16,162,071.13
October 25, 2014        32,685,459.29       15,964,390.91
November 25, 2014       31,652,935.03       15,765,439.81
December 25, 2014       30,645,981.32       15,565,340.55
January 25, 2015        29,664,029.52       15,364,211.63
February 25, 2015       28,706,522.93       15,162,167.52
March 25, 2015          27,772,916.59       14,959,318.66
April 25, 2015          26,862,677.03       14,755,771.64
May 25, 2015            26,138,086.39       14,534,182.29
June 25, 2015           25,431,071.20       14,313,235.59
July 25, 2015           24,741,232.66       14,092,990.61
August 25, 2015         24,068,180.60       13,873,503.86
September 25, 2015      23,411,533.35       13,654,829.32
October 25, 2015        22,770,917.56       13,437,018.54
November 25, 2015       22,145,967.97       13,220,120.73
December 25, 2015       21,536,327.31       13,004,182.78
January 25, 2016        20,941,646.08       12,789,249.37
February 25, 2016       20,361,582.40       12,575,363.05
March 25, 2016          19,795,801.86       12,362,564.26
April 25, 2016          19,243,977.36       12,150,891.40
May 25, 2016            18,839,088.24       11,929,777.82
June 25, 2016           18,442,508.05       11,710,940.84
July 25, 2016           18,054,069.01       11,494,366.51
August 25, 2016         17,673,606.72       11,280,040.55
September 25, 2016      17,300,960.05       11,067,948.38
October 25, 2016        16,935,971.07       10,858,075.20
November 25, 2016       16,578,448.87       10,650,375.80
December 25, 2016       16,228,279.14       10,444,865.53
January 25, 2017        15,885,313.21       10,241,528.83
February 25, 2017       15,549,405.39       10,040,349.90
March 25, 2017          15,219,944.03        9,840,921.01
April 25, 2017          14,894,087.64        9,640,962.45
May 25, 2017            14,574,529.64        9,442,788.17
June 25, 2017           14,261,610.57        9,246,775.36
July 25, 2017           13,955,195.28        9,052,906.53
August 25, 2017         13,655,151.35        8,861,164.03
September 25, 2017      13,361,349.02        8,671,530.10
October 25, 2017        13,073,661.13        8,483,986.84
November 25, 2017       12,791,963.07        8,298,516.24
December 25, 2017       12,516,132.76        8,115,100.19
January 25, 2018        12,246,050.54        7,933,720.51
February 25, 2018       11,981,599.18        7,754,358.90
March 25, 2018          11,722,663.79        7,576,997.04
April 25, 2018          11,469,131.81        7,401,616.48
May 25, 2018            11,220,892.94        7,228,198.76
June 25, 2018           10,977,839.07        7,056,725.37
July 25, 2018           10,739,864.31        6,887,177.75
August 25, 2018         10,506,864.87        6,719,537.31
September 25, 2018      10,278,739.07        6,553,785.42
October 25, 2018        10,055,387.25        6,389,903.47
November 25, 2018        9,836,711.79        6,227,872.79
December 25, 2018        9,622,617.02        6,067,674.74
January 25, 2019         9,413,009.20        5,909,290.68
February 25, 2019        9,207,796.47        5,752,701.96
March 25, 2019           9,006,888.84        5,597,889.95
April 25, 2019           8,810,198.12        5,444,836.04
May 25, 2019             8,617,637.90        5,293,521.66
June 25, 2019            8,429,123.52        5,143,928.25
July 25, 2019            8,244,572.03        4,996,037.29
August 25, 2019          8,063,902.14        4,849,830.29
September 25, 2019       7,887,034.21        4,705,288.83
October 25, 2019         7,713,890.20        4,562,394.52
November 25, 2019        7,544,393.67        4,421,129.02
December 25, 2019        7,378,469.70        4,281,474.05
January 25, 2020         7,216,044.88        4,143,411.40
February 25, 2020        7,057,047.30        4,006,922.93
March 25, 2020           6,901,406.50        3,871,990.53
April 25, 2020           6,749,053.44        3,738,596.21
May 25, 2020             6,599,920.47        3,606,722.04
June 25, 2020            6,453,941.33        3,476,350.13
July 25, 2020            6,311,051.08        3,347,462.72
August 25, 2020          6,171,186.09        3,220,042.14
September 25, 2020       6,034,284.04        3,094,070.75
October 25, 2020         5,900,283.86        2,969,531.04
November 25, 2020        5,769,125.71        2,846,405.60
December 25, 2020        5,640,750.97        2,724,677.09
January 25, 2021         5,515,102.21        2,604,328.28
February 25, 2021        5,392,123.16        2,485,342.03
March 25, 2021           5,271,758.69        2,367,701.30
April 25, 2021           5,153,954.78        2,251,389.18
May 25, 2021             5,038,658.53        2,136,388.81
June 25, 2021            4,925,818.08        2,022,683.50
July 25, 2021            4,815,363.34        1,910,233.43
August 25, 2021          4,707,264.51        1,799,045.79
September 25, 2021       4,601,472.82        1,689,104.21
October 25, 2021         4,497,940.49        1,580,392.38
November 25, 2021        4,396,597.31        1,472,865.87
December 25, 2021        4,297,421.63        1,366,537.51
January 25, 2022         4,200,368.50        1,261,391.37
February 25, 2022        4,105,288.47        1,157,283.92
March 25, 2022           4,012,190.65        1,054,261.25
April 25, 2022           3,921,049.60          952,327.42
May 25, 2022             3,831,838.05          851,483.62
June 25, 2022            3,744,545.09          751,750.11
July 25, 2022            3,659,130.80          653,111.56
August 25, 2022          3,575,556.06          555,552.75
September 25, 2022       3,493,782.57          459,058.60
October 25, 2022         3,413,772.81          363,614.13
November 25, 2022        3,335,490.02          269,204.49
December 25, 2022        3,258,898.18          175,814.97
January 25, 2023         3,183,962.02           83,430.97
February 25, 2023        3,110,646.98               -----
March 25, 2023           3,038,919.21               -----
April 25, 2023           2,968,745.56               -----
May 25, 2023             2,900,093.53               -----
June 25, 2023            2,832,931.32               -----
July 25, 2023            2,767,227.74               -----
August 25, 2023          2,702,952.28               -----
September 25, 2023       2,640,075.03               -----
October 25, 2023         2,578,566.69               -----
November 25, 2023        2,518,398.57               -----
December 25, 2023        2,459,542.56               -----
January 25, 2024         2,401,971.12               -----
February 25, 2024        2,345,657.30               -----
March 25, 2024           2,290,574.68               -----
April 25, 2024           2,236,697.38               -----
May 25, 2024             2,184,000.05               -----
June 25, 2024            2,132,457.89               -----
July 25, 2024            2,082,046.57               -----
August 25, 2024          2,032,742.28               -----
September 25, 2024       1,984,521.70               -----
October 25, 2024         1,937,361.97               -----
November 25, 2024        1,891,240.72               -----
December 25, 2024        1,846,136.04               -----
January 25, 2025         1,802,026.45               -----
February 25, 2025        1,758,890.93               -----
March 25, 2025           1,716,708.90               -----
April 25, 2025           1,675,460.18               -----
May 25, 2025             1,635,125.02               -----
June 25, 2025            1,595,684.07               -----
July 25, 2025            1,557,118.39               -----
August 25, 2025          1,519,409.42               -----
September 25, 2025       1,482,538.98               -----
October 25, 2025         1,446,489.28               -----
November 25, 2025        1,411,242.88               -----
December 25, 2025        1,376,782.72               -----
January 25, 2026         1,343,092.06               -----
February 25, 2026        1,310,154.55               -----
March 25, 2026           1,277,954.14               -----
April 25, 2026           1,246,475.13               -----
May 25, 2026             1,215,702.13               -----
June 25, 2026            1,185,620.10               -----
July 25, 2026            1,156,214.28               -----
August 25, 2026          1,127,470.22               -----
September 25, 2026       1,099,373.79               -----
October 25, 2026         1,071,911.12               -----
November 25, 2026        1,045,068.66               -----
December 25, 2026        1,018,833.13               -----
January 25, 2027           993,191.51               -----
February 25, 2027          968,131.08               -----
March 25, 2027             943,639.35               -----
April 25, 2027             919,704.11               -----
May 25, 2027               896,313.41               -----
June 25, 2027              873,455.53               -----
July 25, 2027              851,119.01               -----
August 25, 2027            829,292.62               -----
September 25, 2027         807,965.37               -----
October 25, 2027           787,126.48               -----
November 25, 2027          766,765.42               -----
December 25, 2027          746,871.86               -----
January 25, 2028           727,435.71               -----
February 25, 2028          708,447.06               -----
March 25, 2028             689,896.23               -----
April 25, 2028             671,773.73               -----
May 25, 2028               654,070.27               -----
June 25, 2028              636,776.76               -----
July 25, 2028              619,884.30               -----
August 25, 2028            603,384.17               -----
September 25, 2028         587,267.83               -----
October 25, 2028           571,526.93               -----
November 25, 2028          556,153.29               -----
December 25, 2028          541,138.90               -----
January 25, 2029           526,475.92               -----
February 25, 2029          512,156.67               -----
March 25, 2029             498,173.64               -----
April 25, 2029             484,519.47               -----
May 25, 2029               471,186.96               -----
June 25, 2029              458,169.06               -----
July 25, 2029              445,458.86               -----
August 25, 2029            433,049.61               -----
September 25, 2029         420,934.70               -----
October 25, 2029           409,107.64               -----
November 25, 2029          397,562.10               -----
December 25, 2029          386,291.87               -----
January 25, 2030           375,290.89               -----
February 25, 2030          364,553.20               -----
March 25, 2030             354,072.98               -----
April 25, 2030             343,844.55               -----
May 25, 2030               333,862.31               -----
June 25, 2030              324,120.82               -----
July 25, 2030              314,614.73               -----
August 25, 2030            305,338.81               -----
September 25, 2030         296,287.95               -----
October 25, 2030           287,457.13               -----
November 25, 2030          278,841.45               -----
December 25, 2030          270,436.12               -----
January 25, 2031           262,236.43               -----
February 25, 2031          254,237.79               -----
March 25, 2031             246,435.69               -----
April 25, 2031             238,825.74               -----
May 25, 2031               231,403.63               -----
June 25, 2031              224,165.14               -----
July 25, 2031              217,106.14               -----
August 25, 2031            210,222.59               -----
September 25, 2031         203,510.54               -----
October 25, 2031           196,966.12               -----
November 25, 2031          190,585.55               -----
December 25, 2031          184,365.11               -----
January 25, 2032           178,301.19               -----
February 25, 2032          172,390.24               -----
March 25, 2032             166,628.79               -----
April 25, 2032             161,013.43               -----
May 25, 2032               155,540.85               -----
June 25, 2032              150,207.80               -----
July 25, 2032              145,011.08               -----
August 25, 2032            139,947.60               -----
September 25, 2032         135,014.29               -----
October 25, 2032           130,208.19               -----
November 25, 2032          125,526.37               -----
December 25, 2032          120,965.98               -----
January 25, 2033           116,524.23               -----
February 25, 2033          112,198.38               -----
March 25, 2033             107,985.77               -----
April 25, 2033             103,883.78               -----
May 25, 2033                99,889.85               -----
June 25, 2033               96,001.48               -----
July 25, 2033               92,216.22               -----
August 25, 2033             88,531.68               -----
September 25, 2033          84,945.52               -----
October 25, 2033            81,455.44               -----
November 25, 2033           78,059.20               -----
December 25, 2033           74,754.60               -----
January 25, 2034            71,539.51               -----
February 25, 2034           68,411.83               -----
March 25, 2034              65,369.50               -----
April 25, 2034              62,410.51               -----
May 25, 2034                59,532.91               -----
June 25, 2034               56,734.77               -----
July 25, 2034               54,014.22               -----
August 25, 2034             51,369.41               -----
September 25, 2034          48,798.55               -----
October 25, 2034            46,299.89               -----
November 25, 2034           43,871.70               -----
December 25, 2034           41,512.30               -----
January 25, 2035            39,220.06               -----
February 25, 2035           36,993.36               -----
March 25, 2035              34,830.63               -----
April 25, 2035              32,730.34               -----
May 25, 2035                30,690.98               -----
June 25, 2035               28,711.09               -----
July 25, 2035               26,789.22               -----
August 25, 2035             24,946.31               -----
September 25, 2035          23,157.91               -----
October 25, 2035            21,422.69               -----
November 25, 2035           19,739.35               -----
December 25, 2035           18,106.63               -----
January 25, 2036            16,523.29               -----
February 25, 2036           14,988.12               -----
March 25, 2036              13,499.95               -----
April 25, 2036              12,057.60               -----
May 25, 2036                10,659.95               -----
June 25, 2036                9,305.91               -----
July 25, 2036                7,995.86               -----
August 25, 2036              6,727.22               -----
September 25, 2036           5,498.97               -----
October 25, 2036             4,310.08               -----
November 25, 2036            3,222.25               -----
December 25, 2036            2,169.75               -----
January 25, 2037              1242.29               -----
February 25, 2037              464.87               -----
March 25, 2037                   0.00               -----